Exhibit 20.5
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of February 1996
Distribution Date of March 20, 1996

Original Pool Amount                  $424,879,281.80

Beginning Pool Balance                $325,764,845.10
Beginning Pool Factor                       0.7667233

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $9,084,785.02
  Interest Collected                    $2,860,163.03

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $164,473.54
Total Additional Deposits                 $164,473.54

Repos/Chargeoffs                          $576,381.41
Aggregate Number of Notes Charged Off              58

Total Available Funds                  $12,109,421.59

Ending Pool Balance                   $316,103,678.67
Ending Pool Factor                          0.7439847

Servicing Fee                             $271,470.70

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $19,625,107.13
  Target Percentage                              6.00%
  Target Balance                       $18,966,220.72
  Minimum Balance                       $8,922,464.92
  (Release)/Deposit                      $(658,886.41)
  Ending Balance                       $18,966,220.72

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           2,302,019.31    1,515
    31-60 days                             420,847.18      288
    60+ days                               142,129.90       50

    Total                                2,864,996.39    1,521

  Balances:
    60+ days                             3,504,275.94       50

Memo Item - Reserve Account
  Prior Month                          $19,545,890.71
  + Invest. Income                          79,216.42
  - Transfer to Collections Account              0.00
    Beginning Balance                  $19,625,107.13

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of February 1996

                                                              NOTES
                                         TOTAL          CLASS A-1     CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:                $424,879,281.80  $80,000,000.00  $330,000,000.00  $14,879,281.80
 Distribution Percentages(1)                                 0.00%          100.00%           0.00%
 Coupon                                                     5.900%           6.550%          6.850%

Beginning Pool Balance             $325,764,845.10
Ending Pool Balance                $316,103,678.67
Collected Principal                  $9,084,785.02
Collected Interest                   $2,860,163.03
Charge-Offs                            $576,381.41
Liquidation Proceeds/Recoveries        $164,473.54
Servicing                              $271,470.70
Cash Transfer from Reserve Account           $0.00
  Total Collections Available
    for Debt Service                $11,837,950.89

Beginning Balance                  $325,764,845.10           $0.00  $310,885,563.30  $14,879,281.80

Interest Due                         $1,781,852.93           $0.00    $1,696,917.03      $84,935.90
Interest Paid                        $1,781,852.93           $0.00    $1,696,917.03      $84,935.90
Principal Due                        $9,661,166.43           $0.00    $9,661,166.43           $0.00
Principal Paid                       $9,661,166.43           $0.00    $9,661,166.43           $0.00

Ending Balance                     $316,103,678.67           $0.00  $301,224,396.87  $14,879,281.80
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                0.0000000000     0.9128012026    1.0000000000

Total Distributions                 $11,443,019.36           $0.00   $11,358,083.46      $84,935.90

Interest Shortfall                           $0.00           $0.00            $0.00           $0.00
Principal Shortfall                          $0.00           $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)     $0.00           $0.00            $0.00           $0.00

Excess Servicing                       $394,931.53

Beginning Reserve Account Balance   $19,625,107.13
(Release)/Draw                        $(658,886.41)
Ending Reserve Account Balance      $18,966,220.72

Memo Item - Advances:
 Servicer Advances - Current Month     $644,179.07
 Total Outstanding Servicer Advances $4,548,208.74

(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1996, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of February 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5               4               3                 2                1
                             Oct 1995        Nov 1995        Dec 1995          Jan 1996         Feb 1996

Beg. Pool Balance        $368,163,685.54  $356,635,881.95  $348,084,582.88  $337,956,886.36  $325,764,845.10

A) Loss Trigger:
Principal of Contracts
  Charged off                $776,378.74      $312,680.72      $435,655.77      $372,049.69      $576,381.41
Recoveries                 $1,209,790.48      $511,911.31      $462,763.11      $556,075.28      $164,473.54

Total Charged off
  (Months 5,4,3)           $1,524,715.23
Total Recoveries
  (Months 3,2,1)            1,183,311.93
Net Loss/(Recoveries)
  for 3 Mos.                 $341,403.30(a)

Total Balance
  (Months 5,4,3)       $1,072,884,150.37(b)

Loss Ratio [(a/b)(12)]           0.3819%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $2,329,993.69    $1,440,315.28  $3,504,275.94
  As % of Beginning
    Pool Balance                                                0.66938%         0.42618%       1.07571%
  Three Month Average                                           0.88813%         0.97451%       0.72376%

Trigger:
  Is Average> 2.0%                   No

  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer